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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported): March 24, 1998
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                              IAT MULTIMEDIA, INC.
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               (Exact name of registrant as specified in charter)


        Delaware                         0-22486                 13-3920210
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(State or Other Jurisdiction        (Commission File No.)       (IRS Employer
     of Incorporation)                                       Identification No.)

Geschaftshaus Wasserschloss, Aarestrasse 17, CH-5300
Vogelsang-Turgi, Switzerland
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (011)(41)(56) 223-5022
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                                       N/A
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(Former name or former address, if changed since last report)



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     This Form 8-K/A amends the Current Report on Form 8-K of IAT Multimedia,
Inc. (the "Company") filed on March 20, 1998 (the "8-K").



Item 2. Acquisition or Disposition of Assets


     The Company has completed the restructuring of both its Swiss and German subsidiaries, IAT AG and IAT Deutschland GmbH Interaktive Mediensysteme ("IAT GmbH"), respectively (together, the "Spinoffs"). The German restructuring, as discussed in detail in the 8-K, was completed on March 5, 1998.

     The Company has reached agreements with Dr. Vogt to transfer certain of the assets and liabilities of IAT AG, other than, among others the Company's intellectual property and the ownership interests in IAT Gmbh, to Swiss Newco, a newly formed Swiss corporation which is owned jointly by Dr. Vogt (70%), other key managers of Swiss Newco (15%) and IAT AG (15%). The Company closed this restructuring on March 24, 1998 (the "Closing Date").

     The Spinoffs were effected through the (i) Participation Agreement (the "Participation Agreement") dated as of March 5, 1998 by and among IAT Communication Systems GmbH (Germany) ("Communication Systems"), IAT AG, Dr. Viktor Vogt, and Hanseatische Industrie-Beteiligungen GmbH (Germany) ("HIBEG"),
(ii) Spinoff Agreement dated March 5, 1998 by and among IAT GmbH and Communication Systems, (iii) Agreement concerning the Assignment and Transfer of Corporate Shares dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and IAT AG, (iv) Loan Transfer Agreement dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and Communication Systems, (v) Option Agreement dated as of March 5, 1998 by and among Dr. Viktor Vogt and HIBEG, (vi) Spinoff Agreement dated as of March 11, 1998 by and among the Company, Dr. Viktor Vogt, and IAT Communication AG, (vii) Transfer Agreement dated as of March 11, 1998 by and among the Company, ("Swiss Newco") Swiss Newco, Dr. Viktor Vogt, and IAT Communication AG,
(viii) Agreement on the Acquisition of Assets dated as of March 18, 1998 by and among IAT AG and Swiss Newco, (ix) Restructuring Agreement dated as of March 5, 1998 by and among IAT GmbH, IAT AG, Dr. Vogt and HIBEG, (x) Amendment No. 1 to Transfer Agreement (the "Trasnfer Agreement Amendment") dated as of March 24, 1998 by and among the Company, IAT AG, Dr. Viktor Vogt and Swiss Newco, (xi) Promissory Note dated as of March 24, 1998 by Swiss Newco to the Company, (xii) Promissory Note dated as of March 24, 1998 by Swiss Newco to Dr. Viktor Vogt, and (xiii) Promissory Note dated as of March 24, 1998 by Swiss Newco to IAT AG. All references to any of these agreements and the descriptions of the transactions contemplated thereby are qualified in their entirety by the actual agreements, copies of which are attached hereto or have been filed with the 8-K.

     On the Closing Date, Swiss Newco gave IAT AG its three year note (the "Purchase Price Note"), denominated in U.S. Dollars, with an aggregate principal amount equal to the book value of the transferred assets less the book value of the assumed liabilities as of the January 1, 1998 plus the pro-rata portion of any prepaid expenses and any portion of the Assumed Liabilities paid by IAT AG prior to the Closing Date. The Purchase Price Note has an aggregate principal amount of approximately $325,000 (less certain expenses of IAT AG to be paid by Swiss Newco). The Purchase Price Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The Purchase Price Note will be due and payable on the third anniversary of the Closing Date. The Purchase Price Note may be prepaid at any time without penalty.

     On the Closing Date, the Company loaned Swiss Newco $250,000 (the "IAT Loan") which is evidenced by Swiss Newco's note (the "IAT Note"). The IAT Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The IAT Note will be due and payable on the earlier of (i) the third anniversary of the Closing Date and (ii) the date on which Swiss Newco closes one or more funding transactions resulting in issuance of Swiss Newco's (A) debt with an aggregate principal amount of SF 1,000,000 or more, (B) capital stock for consideration of SF 1,000,000 or more, or (C) any combination of (A) or (B) amounting to SF 1,000,000 or more. The IAT Note may be pre-paid at any time without penalty. The Company has no further obligation to make future contributions to Swiss Newco.

     On the Closing Date, Dr. Vogt loaned Swiss Newco $250,000 (the "Vogt Loan") which is evidenced by Swiss Newco's note (the "Vogt Note"). The Vogt Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1999. The Vogt Note will be due and payable on the third anniversary of the Closing Date. The Vogt Note may be pre-paid at any time without penalty; provided, however, that the Vogt Note may not be paid prior to the time that the IAT Note and the Purchase Price Note are paid in full. The Vogt Note shall be subordinated in all respects to the IAT Note and the Purchase Price Note.


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     On the Closing Date, the Transfer Agreement Amendment was executed. The
Transfer Agreement Amendment clarifies that Swiss Newco will assume the obligation of IAT AG to supply Communication Systems with components and know-how pursuant to Section 6.2 of the Participation Agreement.

     The Company will maintain its ownership of all intellectual property developed for its multimedia and compression/decompression hardware and software products and expects, through its subsidiary IAT AG, to derive future revenue through licensing fees and royalty generation associated with its technology. In connection with such Swiss restructuring, the Company has granted Swiss Newco a non-exclusive five-year license to use IAT AG's intellectual property for multimedia and compression/decompression applications. Swiss Newco has the right to grant sublicenses to Communication Systems and other affiliates. In most cases, the royalty varies between 10% and 20% of the sales price of the software sold. Swiss Newco has a five-year option to purchase a 50% co-ownership of IAT AG's intellectual property for $1 million. Upon the exercise of such option, the royalty paid by Swiss Newco to IAT AG would be cut in half and IAT AG would pay Swiss Newco half of the royalties received by IAT AG from third-parties. In addition, after exercise of the option, Swiss Newco can grant sub-licenses to third-parties or transfer the license or co-ownership interest, in each case subject to the consent of IAT AG.

     Future Agreements. The Company expects to enter into additional agreements with Swiss Newco covering the marketing of products developed by the Company and to be produced by Swiss Newco as a result of the Spinoff. However, there can be no assurance that such agreements will be entered into.

     Dr. Vogt. In connection with the restructuring of IAT AG and IAT GmbH, Dr. Vogt has resigned from his positions as Co-Chairman and CEO of the Company and from management positions in the Company's subsidiaries. Dr. Vogt continues to provide services to the Company as a director and a consultant. In addition, Dr. Vogt and the Company have agreed to a three-year consulting contract whereby Dr. Vogt will provide the Company with his services in respect of (i) evaluation and analysis of technology issues, (ii) identification, evaluation and integration of acquisitions for the Company and (iii) such other matters as the Board of Directors of the Company may request and Dr. Vogt may agree to. In connection with such consulting agreement, Dr. Vogt will be entitled to receive the sum of $2,000 per month for his normal duties. The Company and Dr. Vogt will negotiate fees for services above Dr. Vogt's normal duties. In addition, the Company will reimburse Dr. Vogt for his reasonable expenses in connection with his work for the Company. The Company expects that Dr. Vogt will also enter into a consulting agreement with FSE to help integrate FSE and IAT expects that FSE will pay Dr. Vogt $2000 per month, plus reimbursement of reasonable expenses, for such services.

     In addition, Dr. Vogt will receive options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. One third of such options vest on each of the first three anniversaries of the Closing Date. The options will be granted under the Company's existing stock option plan.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Financial Statements of Business Acquired.

        Not Applicable.

(b)     Pro Forma Financial Information.

        Pro Forma financial statements, which give effect to the dispositions by the Company as described in Item 2 will be filed within 60 days of the filing of the 8-K.

(c) Exhibits

10.1 Participation Agreement dated as of March 5, 1998 by and among Communication Systems, IAT AG, Dr. Viktor Vogt, and HIBEG.*

10.2 Spinoff Agreement dated March 5, 1998 by and among IAT GmbH and Communication Systems.*

10.3 Agreement concerning the Assignment and Transfer of Corporate Shares dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and IAT AG.*

10.4 Loan Transfer Agreement dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and Communication Systems.*

10.5 Option Agreement dated as of March 5, 1998 by and among Dr. Viktor Vogt and HIBEG.*

10.6 Spinoff Agreement dated as of March 11, 1998 by and among the Company, Dr. Viktor Vogt, and Swiss Newco.*

10.7 Transfer Agreement dated as of March 11, 1998 by and among the Company, IAT AG, Dr. Viktor Vogt, and Swiss Newco.*

10.8 Agreement on the Acquisition of Assets dated as of March 18, 1998 between IAT AG and Swiss Newco.*

10.9 Restructuring Agreement dated as of March 5, 1998 by and among IAT GmbH, IAT AG, Dr. Vogt and HIBEG.*

10.10 Amendment No. 1 to Transfer Agreement dated as of March 24, 1998 by and among the Company, IAT AG, Dr. Viktor Vogt and Swiss Newco.

10.11    Promissory Note dated March 24, 1998 by Swiss Newco to the
         Company.

10.12    Promissory Note dated March 24, 1998 by Swiss Newco to Dr.
         Viktor Vogt.

10.13    Promissory Note dated March 24, 1998 by Swiss Newco to IAT AG.


* Previously filed with the Company's 8-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                            IAT MULTIMEDIA, INC.


                            By:  /s/ Klaus Grissemann
                               --------------------------------------------
                               Name: Klaus Grissemann
                               Title:  Chief Financial Officer and Director

Date: April 2, 1998